CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 117 to Registration Statement No. 33-572 on Form N-1A of our reports dated November 17, 2008, relating to the financial statements and financial highlights of Eaton Vance Municipals Trust, including the Funds listed on attached Schedule A, appearing in the Annual Report on Form N-CSR of Eaton Vance Municipals Trust for the year ended September 30, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts January 28, 2009

SCHEDULE A

Fund Report Date	Eaton Vance Municipals Trust Funds

November 17, 2008	Eaton Vance California Municipals Fund
November 17, 2008	Eaton Vance Massachusetts Municipals Fund
November 17, 2008	Eaton Vance Mississippi Municipals Fund
November 17, 2008	Eaton Vance National Municipals Fund
November 17, 2008	Eaton Vance New York Municipals Fund
November 17, 2008	Eaton Vance Ohio Municipals Fund
November 17, 2008	Eaton Vance Rhode Island Municipals Fund
November 17, 2008	Eaton Vance West Virginia Municipals Fund